NEWS RELEASE

Contact:            Brian Begley
                           Vice President - Investor Relations
                           (877) 280-2857
                           (215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS, L.P. ANNOUNCES INITIAL FINANCIAL OUTLOOK FOR FULL YEAR 2015

PITTSBURGH, PA – November 5, 2014 – Atlas Resource Partners, L.P. (NYSE: ARP) today provided its outlook for the full year 2015 in connection with the filing of a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) by Atlas Energy Group, LLC (“Atlas Energy Group”), a subsidiary of Atlas Energy, L.P., which will hold all of the non-midstream assets currently owned by ARP’s parent company, Atlas Energy, L.P. (NYSE: ATLS) upon completion of the previously announced spin-off of ATLS’s midstream assets in connection with the proposed acquisition of ATLS by Targa Resources Corp. (“TRC”).

Based on upon management’s current assumptions, ARP expects to distribute at least $2.40 per common unit for the full year 2015. The following are several of the key assumptions included in the forecast:

● Net production volume per day:
Natural gas (mcfd) . . . . . . . . . . . . . . . . . . . .	221,443
Crude oil (bpd). . . . . . . . . . . . . . . . . . . .	7,179
NGL (bpd). . . . . . . . . . . . . . . . . . . . . . . . . . .	4,408
Total (mcfed). . . . . . . . . . . . . . . . . . . . . .	290,964
●	Net realized natural gas price after hedges of $3.83/mcf (69% hedged)
●	Net realized crude oil price after hedges of $83.35/bbl (68% hedged)
●	Total net production costs of $2.08/Mcfe
●	Partnership management funds raised of $225.0 million for the year ending December 31, 2014 and $275.0 million for the year ending December 31, 2015
●	Total capital expenditures of $200 million for the year ending December 31, 2015, including $71.3 million of maintenance capital expenditures
●	Cash distribution coverage of approximately 1.1x.

ARP’s forecast for full year 2015 does not assume any consummated acquisitions or the issuance of limited partner units.  Please refer to the Atlas Energy Group registration statement on Form 10 for additional information on ARP’s full year 2015 forecast.

Transaction Structure

Immediately prior to the closing of the previously announced acquisition of ATLS by TRC, ATLS will transfer its non-midstream assets to Atlas Energy Group and then distribute to the ATLS unitholders common units representing a 100% limited liability company interest in Atlas Energy Group.  The distribution is subject to the satisfaction of certain conditions, including the effectiveness of the Form 10 and satisfaction or waiver of the conditions to the consummation of the acquisition of ATLS by TRC.  The acquisition of ATLS by TRC is subject to, among other conditions, the approval of the acquisition by holders of a majority of the outstanding limited partner interests in ATLS and the approval of a majority of the shareholders of TRC voting at the meeting to approve the transaction.  The ATLS transaction is also cross-conditioned on the previously announced acquisition of Atlas Pipeline Partners, L.P. (“APL”) by Targa Resources Partners, L.P., which is subject to, among other conditions, the approval of the acquisition by holders of a majority of the outstanding limited partner interests in APL.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), Black Warrior Basin (AL) and the oil-rich Rangely Field (CO).  ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 28% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest.  For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements.  Although Atlas Resource Partners, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Atlas Resource Partners does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  ARP cautions readers that any forward-looking information is not a guarantee of future performance.  Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ARP’s ability to close its pending acquisition; ARP’s ability to realize the benefits of its acquisitions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ARP assumes no obligation to update such statements, except as may be required by applicable law.  Risks and uncertainties related to the proposed transaction include, among others: the risk that ATLS’s or APL’s unitholders or TRC’s stockholders do not approve the mergers; the risk that the merger agreement is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers or the distribution; uncertainties as to the timing of the mergers and the distribution; competitive responses to the proposed mergers and the distribution; unexpected costs, charges or expenses resulting from the mergers and the distribution; litigation relating to the merger and the distribution; the outcome of  potential litigation or governmental investigations; Atlas Energy Group’s ability to operate the assets and businesses it will acquire in connection with the distribution, and the costs of such distribution; the inability to obtain, or delays in obtaining, the expected distributions of cash from the non-midstream assets; and any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties relating to the non-midstream assets and business that will be acquired in connection with the distribution, which are included in the Form 10 and are detailed from time to time in ATLS', ARP's and APL's reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to update such statements, except as may be required by applicable law.